                                LEASE AGREEMENT

     THIS LEASE AGREEMENT is made and entered into as of the 1st day of March, 1996. by and between the Landlord and Tenant hereinafter named.

     1. DEFINITIONS AND BASIC PROVISIONS. The terms defined below shall have the respective meanings stated when used elsewhere in this Lease, and such terms and the following basic provisions constitute an integral part of this Lease:

  (a) "Landlord": Roots Stone Limited Partnership, a Texas limited partnership.

  (b) "Tenant": Omniset Corporation, a Delaware corporation.

   (c) "Premises": all of the leasable space on the first and second floors in Landlord's building (the "BUILDING") known as The Ishida Building located on a tract of land (the "LAND") situated in the City of Fort Worth, Texas, and being described on Exhibit A attached hereto and made a part hereof for all purposes.
             ---------
Said space is shown on the floor plans of the first and second floors of the Building attached hereto as Exhibit B and made a part hereof for all purposes,
                            ---------
and is deemed to contain 19,357 square feet of leasable space, which constitutes two-thirds of all leasable space in the Building. Tenant's "proportionate share" of space in the Building shall be 66-2/3%.

     Tenant may, at its option, expand the size of the Premises to include the third floor of the Building as shown on the floor plan of the third floor of the Building attached hereto as Exhibit B-1 and made a part hereof for all purposes,
                            -----------
provided that this Lease must be in full force and effect and Tenant shall not be in default in any of its obligations under the Lease at the time of exercise of such option, and provided further that the third floor of the Building must be vacant at the time Tenant exercises such option, it being agreed that Landlord reserves the right to lease all or any portion of the third floor of the Building to another tenant. Subject to the foregoing, this expansion option may be exercised by Tenant at any time during the portion of the primary term of this Lease occurring after December 31, 1996 or Tenant may exercise this expansion option prior to December 31, 1996 to be effective January 1, 1997, rather than on the date of exercise of the option, on the condition that Tenant shall notify Landlord prior to November 1, 1996 of Tenant's exercise of this expansion option to be effective January 1, 1997. On the effective date of Tenant's exercise of this option, the term "Premises" as defined herein shall automatically include the entire third floor of the Building and Tenant's "proportionate share" of space in the Building shall increase to 100%.

     Landlord agrees to notify Tenant from time to time as other tenants vacate the third floor to assist Tenant in determining whether it has the right to exercise the foregoing expansion option.

     Notwithstanding the foregoing, Tenant agrees that Landlord shall have the right, at any time prior to Tenant's exercise of its expansion option, to send a notice (the "EXERCISE NOTICE") to Tenant, stating that unless Tenant exercises its expansion option within three days after its receipt of the Exercise Notice, Tenant's right to exercise the expansion option shall be suspended for a period of 180 days after the date of Tenant's receipt of the Exercise Notice, and Tenant's right to exercise the expansion option shall terminate completely as to any portion of the third floor of the Building that is leased to another tenant during such 180-day period; provided, however, that if the term (including any renewal term) of any such lease to another tenant expires prior to the primary term of this Lease, Tenant's expansion option shall be reinstated automatically upon the expiration of the term (or renewal term) of such other lease, subject to Landlord's right to send another Exercise Notice.

     It is agreed that there are 9,678 square feet of space in the third floor. In the event the expansion option is exercised, the Base Rental payable by Tenant shall be increased at the rate of $11.00 per square foot of space per annum through May 31, 1997, $11.50 per square foot of space per annum during the period commencing June 1, 1997 and ending May 31, 1998, $12.00 per square foot of space per annum during the period commencing June 1, 1998 and ending February 28, 1999.

      Tenant acknowledges that it has inspected the third floor of the Building and accepts the third floor as suitable for the purposes for which it will be leased in the event Tenant exercises its expansion option. Landlord shall have no liability to install any leasehold improvements in the third floor of the Building. Tenant will be provided with access to the third floor of the Building at such time as the third floor becomes a part of the Premises and Tenant begins paying Base Rental on the third floor in accordance with this (S)1(c).

     (d) "Lease Term": a period of 36 months, commencing on April 1, 1996, and ending March 31, 1999. Tenant shall have the right to terminate the Lease Term effective as of the last day of any calendar month following the expiration of the first 24 months of the Lease Term, provided that Tenant shall notify Landlord at least 90 days in advance of Tenant's exercise of such right and shall specify the date of termination of the Lease Term, and Tenant shall pay to Landlord, concurrently with the exercise of Tenant's right of termination, the Unearned Brokerage Fee (hereinafter defined). Tenant shall also have the right to terminate the Lease Term effective as of the last day of the, 21st month of the Lease Term, provided Tenant shall notify Landlord of Tenant's exercise of such right of termination at least 90 days in advance of the last day of the 21st month of the Lease Term, and Tenant shall pay to Landlord, concurrently with Tenant's exercise of such right of termination, the total of (i) the Unearned Brokerage Fee, and (ii) a termination fee equal to the product of (x) the final installment of monthly Base Rental that will be due and payable by Tenant hereunder on the first day of such 21st month, multiplied by (y) the number three. The term "UNEARNED BROKERAGE FEE" shall mean the product of $44,099.66, multiplied by a fraction, the numerator of which shall be the total number of months remaining in the unexpired portion of the Lease Term effective on the date of termination of the Lease Term, and the denominator of which shall be the number 36. Notwithstanding the foregoing, Tenant's right of termination shall apply solely to the primary term ending March 30, 1999 and shall not apply during any renewal term.

     Tenant may, at its option, renew the Lease Term for two additional terms of 12 months each, provided that (i) Tenant shall have exercised the expansion option pursuant to (S)1(c) above and shall have taken occupancy of the third floor of the Building, (ii) this Lease must be in full force and effect under the original term as a condition of Tenant's right to renew this Lease for the first renewal term, (iii) this Lease must be in full force and effect under the first renewal term as a condition to Tenant's right to renew the term of this Lease for a second renewal term, and (iv) Tenant shall not be in default in any of its obligations under this Lease at the time of exercise of either renewal option or at the time either renewal term would begin. Each such renewal shall be upon the same terms and conditions as provided elsewhere in this Lease, except that (i) the original term of this Lease may not be renewed more often than as set forth above, (ii) Landlord shall have no obligation to make the repairs specified in (S)8 hereof, and (iii) the Base Rental during the first renewal term, if any, shall be the sum of $348,420, payable in equal consecutive monthly installments in the amount of $29,035 each, and the Base Rental during the second renewal term, if any, shall be the sum of $362,937.50, payable in equal consecutive monthly installments in the amount of $30,244.79 each. The option to renew shall be exercised by Tenant giving notice to Landlord by certified mail, return receipt requested, at least 180 days prior to the expiration of the primary term and at least 90 days prior to the expiration of the first renewal term, if any; and, if not so exercised, the option shall automatically expire and terminate. Tenant's exercise of the first renewal option is a condition to Tenant's right to exercise the second renewal option.

     (e) "Base Rental": The total sum of $653,298.75 which Tenant agrees to pay to Landlord at Landlord's office (or at such other place as Landlord may designate from time to time in writing) in 36 monthly installments in advance and without demand on the first day of each calendar month during and throughout The Lease Term, the first monthly installment of Base Rental being payable on March 1, 1996. The monthly installment of Base Rental due during each calendar month of the Lease Term shall be in the amount specified below:

- --------------------------------------------------------------------------------
                                                         MONTHLY INSTALLMENT FOR
                               TOTAL DUE DURING          EACH CALENDAR MONTH IN
   PERIOD                           PERIOD                     THE PERIOD
- --------------------------------------------------------------------------------
4/1/96 through 9/30/96            $96,785.00                   $16,130.83
- --------------------------------------------------------------------------------
10/1/96 through 6/30/97          $159,695.25                   $17,743.92
- --------------------------------------------------------------------------------
7/1/97 through 6/30/98           $222,605.50                   $18,550.46
- --------------------------------------------------------------------------------
7/1/98 through 3/31/99           $174,213.00                   $19,357.00
- --------------------------------------------------------------------------------

      (f) "SECURITY DEPOSIT": $28,550 to be paid on the date of the execution of this Lease, and held by Landlord pursuant to the provisions of (S)29 hereof.

      (g) "SOLE PERMITTED USE": General offices of Tenant, subject to the other provisions hereof.

     (h) "LEASING AGENT": Data Vest Management, L.L.C. and Palmer-McAllister Company.

     (i) "NORMAL BUSINESS HOURS": 8:00 a.m. until 5:30 p.m. on weekdays
(except holidays, as defined on Exhibit C attached hereto and made a part hereof
                                ---------
for all purposes), and from 8:30 a.m. until 1:00 p.m. on Saturdays (except holidays).

     2. LEASE OF PREMISES. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the terms, covenants, and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, the Premises for the Lease Term specified herein, all upon and subject to the terms and conditions set forth herein. This Lease is subject to the restrictive covenants, easements, and other encumbrances shown on Exhibit A. For no additional rent, Tenant shall have the right to lease the furniture now located on the second floor of the Building and the telephone equipment now located on the first and second floors of the Building, all of which is more particularly described on Exhibit A-1 attached hereto and made a
                                        -----------
part hereof for all purposes (the "Personalty"). Tenant's right to lease the Personalty (except the telephone equipment) shall terminate on the later to occur of (i) the date of expiration of the first two years of the Lease Term or
(ii) 10 days after the date upon which Landlord shall notify Tenant that Landlord is terminating Tenant's lease of Personalty in connection with the execution of a lease agreement by Landlord covering all or any part of the third floor of the Building; and upon any such termination of the lease of Personalty, Tenant shall surrender same to Landlord in the same condition as it existed on the date of commencement of the Lease Term, ordinary wear and tear excepted. Tenant shall maintain the Personalty in good condition and shall repair or replace any damaged Personalty, all at Tenant's sole cost and expense. In the event that the Personalty is damaged or destroyed by fire or other casualty not caused by Tenant, however, Tenant shall not have the obligation to repair or replace the Personalty that is damaged or destroyed, and any insurance proceeds payable on account of the damage to or destruction of the Personalty shall belong solely to Landlord and Landlord shall not be obligated to provide substitute Personalty to Tenant.

     3. SERVICES BY LANDLORD. Landlord agrees to furnish the following services to the Premises, as long as Tenant is not in default all of such services to be at Landlord's cost and expense except as specifically provided to the contrary elsewhere in this Lease:

     (a) Hot, cold and refrigerated water at those points of supply provided for general use of tenants in the Building.

     (b) Heated and refrigerated air conditioning in season during Normal Business Hours and at such temperature and in such amounts as are considered to be standard in the Dallas/Fort Worth market and as is consistent in quality and quantity as furnished in other first-class office buildings in said market. Such services at all other times and on Sundays and holidays shall be furnished only at the request of Tenant, who shall bear the entire cost of such service. Whenever machines or equipment that generate abnormal heat and affect the temperature otherwise maintained by the air conditioning system are used in the Premises, Landlord shall have the right upon reasonable notification to Tenant to install supplemental air conditioning units in the Premises, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord promptly on demand. Landlord agrees, however, that it will not install supplemental air conditioning units in the Premises if (i) Tenant waives in writing its right to have the temperature maintained in the Premises at such level as would be possible without installing supplemental air conditioning units, and (ii) the existing air conditioning equipment can continue to be operated, notwithstanding the abnormal heat being generated by Tenant's machines or equipment, without adversely affecting the normal useful life of Landlord's existing air conditioning equipment

     (c) Elevator service in common with other tenants for ingress and egress from the Premises, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than Normal Business Hours, and unless Tenant has exercised its expansion option with respect to the third floor, Landlord can install a "floor stop" in the elevator so that Tenant cannot use it to access the third floor. If Landlord leases all or any part of the third floor to another tenant, Landlord shall install upon Tenant's request a "floor stop" in the elevator so that third floor tenants cannot use the elevator to access the second floor.

     d) Electric current in the manner and to the extent deemed by Landlord to be standard for office use.

     Failure to any extent to furnish or any stoppage of these defined utilities and services resulting from any cause whatsoever shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant, nor entitle Tenant to any abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement contained herein. Should any malfunction of the Building improvements or facilities occur for any reason, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for rebate or abatement of rent or damages on account of such malfunction or of any interruptions in service occasioned thereby or resulting therefrom. Notwithstanding the foregoing, Landlord agrees that if due to the negligence or misconduct of Landlord there is any failure to any extent to furnish or any stoppage of these defined services which continues for three days, then commencing on the fourth day after any defined service is not furnished or stopped, the Base Rental hereunder shall be reduced or abated as shall be equitable taking into account the extent to which the Premises are rendered untenantable during the period after the three-day interval in which there is any failure to any extent to furnish or any stoppage of these defined services; but such abatement of rent shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of any failure to any extent to furnish or any stoppage of these defined services.

     4. ADJUSTMENT OF BASE RENTAL. The Base Rental payable hereunder shall be adjusted upward from time to time in accordance with the following provisions:

     (a) Tenant shall during the term of this Lease pay as an adjustment to Base Rental hereunder its proportionate share of the Operating Expenses of the Building. Prior to the commencement of each calendar year of Tenant's occupancy, Landlord shall make a good faith estimate of the Operating Expenses for such upcoming calendar year and upon 30 day's written notice to Tenant shall require the monthly payment of Base Rental to be adjusted in accordance with such estimate. Tenant's proportionate share of any such estimated Operating Expenses shall be payable in equal monthly installments over the remaining months of the calendar year after notice of such estimate is delivered to Tenant. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to
(S)4(b) when actual Operating Expenses are available for each calendar year and Tenant receives Landlord's statement thereof. Tenant's proportionate share of estimated Operating Expenses for the last nine months of calendar year 1996 shall be paid in installments of $5,172.67 per month on the first day of each calendar month, except that the first month's installments shall be paid concurrently with the execution of this Lease. If Tenant exercises its option to lease the third floor, such amount shall increase from $5,172.67 to $7,758.87. Any adjustment based on actual Operating expenses for the last nine months of calendar year 1996 shall be made at the end of such year, after receipt by Tenant of the statement described in (S)4(b) hereof.

     (b) By March 1 of each calendar year during Tenant's occupancy, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's actual Operating Expenses for the previous calendar year. If any additional Base Rental collected for a prior year, as a result of Landlord's estimate of the Operating Expenses, is in excess of the additional Base Rental actually due during such prior year, then Landlord shall refund to Tenant any overpayment within 10 days after Tenant's receipt of Landlord's statement. Likewise, Tenant shall pay to Landlord, within 10 days after demand, any underpayment with respect to the prior year.

     (c) Tenant at its expense shall have the right no more frequently than once per calendar year, following prior written notice to Landlord to examine and/or conduct a financial review of Landlord's books and records relating to Operating Expenses. In the event a financial review conducted by Tenant discloses that Operating Expenses have been overstated by at least 5%, then the reasonable cost of the financial review conducted by Tenant shall be paid by Landlord.

     (d) The term "OPERATING EXPENSES" shall mean all costs of management, operation, and maintenance of the Land, the Building, and all other improvements on the Land and all appurtenances thereto including the costs of maintaining any common facilities allocated from time to time to the Building, all accrued and based on an annual period consisting of a calendar year, as determined by generally accepted accounting principles. By way of illustration but not limitation, Operating Expenses shall include expenditures for maintenance and repairs; capital expenditures to replace any mechanical equipment, the necessity for which arises from the acts or conduct of Tenant or persons for whose conduct Tenant is responsible; assessments and governmental charges (including taxes on rents or services); ad valorem property taxes with respect to such year; charges under restrictive covenants applicable to the Land and Building; charges for electricity, water, sewerage, and gas; cleaning, including supplies, janitorial services and pest control; licenses, permits and inspection fees; refuse collection; insurance; administrative expenses, including salaries and other expenses for labor and management, office equipment, telephone, and supplies; management fees payable by Landlord with respect to the Land, Building and common facilities; fire protection; snow and ice removal; landscape maintenance; professional services; and security. Notwithstanding the foregoing, (i) ad valorem taxes, assessments and insurance expenses ("TAX AND INSURANCE EXPENSES") shall be included in Operating Expenses only to the extent that the Tax and Insurance Expenses exceed the sum of $2.50 per square foot per annum of space in the Building, and (ii) the management fees included as Operating Expenses shall not exceed 3.5% of gross operating revenues. The following shall be excluded from Operating Expenses: depreciation; capital expenditures other than those referenced in the previous sentence; cost of Building alterations or renovations for other tenants in the Building; advertising; commissions paid for leasing; cost of repairs occasioned by fire, windstorm, or other casualty (but only to the extent reimbursed by insurance proceeds); and wages, salaries, or other compensation paid to any executive above the grade of building manager.

     5. ELECTRICITY. Without Landlord's prior written consent, Tenant shall not install any equipment in the Premises that will require any electrical current or equipment for its use other than that supplied by Landlord for normal office usage, and the cost of special electrical installations approved by Landlord shall be paid by Tenant. All charges for electricity consumed in the Building, including those in excess of normal office usage, shall constitute an Operating Expense. Landlord agrees that if Tenant shall notify Landlord in writing of any such special electrical installations that Tenant desires to install in the Premises, and the names of the contractors that Tenant intends to engage to install such special electrical installations, Landlord's approval thereof shall be deemed to have been given unless Landlord notifies Tenant in writing within five business days after its receipt of such notice that Landlord does not consent thereto.

    6. PAYMENTS AND PERFORMANCE. Tenant agrees to pay all rents and sums provided to be paid by Tenant hereunder at the times and in the manner herein provided, without any set-off, deduction or counterclaim whatsoever. Should this Lease commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month, the rent for such partial month shall be proportionately reduced. The Base Rental for the first partial month, if any, shall be payable at the beginning of said period. The obligation of Tenant to pay such rent is an independent covenant, and no act or circumstance whatsoever, whether such act or circumstance constitutes a breach of covenant by Landlord or not, shall release Tenant from the obligation to pay rent. Time is of the essence in the performance of all of Tenant's obligations hereunder. Any amount which becomes owing by Tenant to Landlord hereunder shall bear interest at the highest lawful rate per annum from the due date until paid, unless there is no maximum rate of interest provided by law with respect to such amount, in which event such amount shall bear interest at the rate of one and one-half percent (1-1/2%) per month from the due date until paid. Any such accrued interest shall be payable on demand as additional rental.

     7. TENANT PLANS AND SPECIFICATIONS - INSTALLATION OF IMPROVEMENTS. Landlord shall have no obligation to install or cause to be installed any improvements in the Premises. Landlord shall permit Tenant to install leasehold improvements in the Premises, provided (i) the plans and specifications for the proposed improvements are approved by Landlord in advance of the commencement of any work, (ii) Tenant shall furnish to Landlord prior to commencement of any work evidence that Tenant has obtained policies of liability insurance, property damage insurance (in builder's risk form), and worker's compensation insurance naming Landlord as an insured, in amounts and otherwise in form reasonably satisfactory to Landlord and issued by an insurance company licensed to transact business in the state of Texas, (iii) the contractors performing the work have been approved by Landlord, which approval shall not be unreasonably withheld. In the event Tenant commences any construction work without complying with such requirements, Tenant shall be in default under this Lease. If Tenant shall notify Landlord in writing of any leasehold improvements that Tenant desires to install in the Premises and the names of the contractors that Tenant intends to engage to perform the work, Landlord shall be deemed to have consented thereto unless Landlord shall notify Tenant in writing within seven business days after its receipt of such notice that Landlord does not consent thereto.

     8. DEFERRED MAINTENANCE. Within 9O days after commencement of the Lease Term, Landlord shall complete and/or correct the deferred building maintenance described below.

INTERIOR                                 EXTERIOR
- --------                                 --------

Elevator                                 Refinish front doors
                                         Wash windows
Wall panels are separating               Paint metal work of building and
Carpet is frayed                          blistered paint areas as needed
Limit access to second floor             Restripe parking lot
Replace JRC's logo in carpet             Check parking lot lights
 with Omniset's logo                     Paint double doors at employee entrance
                                         Wash down canvas covers at
                                           both employee entrances

First Floor

Clean concrete flooring in lobby
Paint walls as needed
Paint double doors on north side of lab
Double doors on north side of lab
 do not shut securely
Check lights on all "EXIT" signs
Re-key/secure access

Second Floor

Shampoo carpet
Paint walls as needed
Double doors on north side of second
 floor do not shut securely
Check lights on all "EXIT" signs
Water damage on wall in Bob Miklosko's office
 (no visible damage above that office on
 third floor)

     9. LEASE RESTRICTION. Landlord shall not lease the third floor of the Building to any telecommunication company other than Tenant.

     10. REPAIRS AND REENTRY. Tenant will, at Tenant's own cost and expense, maintain and keep the Premises and any alterations and additions thereto in sound condition and good repair, and shall pay for the repair of any damage or injury done to the Building or any part thereof by Tenant or Tenant's agents, employees and invitees; provided, however, that Tenant shall make no repairs to the Premises without the prior written consent of Landlord. The performance by Tenant of its obligation to maintain and make repairs shall be conducted only by contractors approved by Landlord after plans and specifications have been approved by Landlord. Also, Tenant will, at its own cost and expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for the servicing and maintenance of all heating, ventilating and air conditioning systems and equipment that serve the Building, which contract must also include all services suggested by the equipment manufacturer with the operation/maintenance manual and must become effective within 30 days after the Commencement Date. The maintenance contractor and form of contract shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld. Landlord shall reimburse Tenant, however, for one-third of the cost of such contract and agrees that Landlord's one-third share of the cost shall not constitute an Operating Expense. Tenant will not commit or allow any waste or damage to be committed on any portion of the Premises, and upon the termination of this Lease by lapse of time or otherwise, Tenant shall deliver up the Premises to Landlord in as good condition as at date of possession, ordinary wear and tear excepted. Upon such termination of this Lease, Landlord shall have the right to reenter and resume possession of the Premises. Notwithstanding the foregoing provisions of this (S)10, any repairs to the Premises or the Building that are necessitated because of any damage caused by fire or other casualty shall be governed by the provisions of (S)22 below. Landlord shall be responsible for maintenance of the structural soundness of the roof, foundation and exterior walls (excluding glass) of the Building. Moreover, Landlord shall insure that all HVAC and other mechanical equipment is in good condition and operable at the beginning of the Lease Term. During the Lease Term, Landlord shall make all capital expenditures to replace any of the heating, ventilating and air conditioning equipment except any such expenditures that arise from the acts or conduct of Tenant or persons for whose conduct Tenant is responsible.

     11. ASSIGNMENT AND SUBLETTING. (a) In the event that Tenant desires to assign this Lease or sublet all or any part of the Premises or grant any license, concession or other right of occupancy of any portion of the Premises, Tenant shall notify Landlord in writing and shall state the name of the proposed assignee, sublessee or other transferee and the terms of the proposed assignment, sublease or transfer. Tenant shall also provide financial information and state the nature and character of the business of the proposed assignee, sublessee or transferee. Tenant shall not assign or mortgage this Lease or any right hereunder or interest herein, and Tenant shall not sublet the Premises in whole or in part or grant any license, concession or other right of occupancy of any portion of the Premises, without the prior written consent of Landlord, except to any wholly-owned subsidiary of Tenant or, if Tenant is itself a wholly-owned subsidiary of another corporation, to any other wholly-owned subsidiary of such parent corporation; and any assignment or subletting to such an affiliate shall be subject to (S)11(b) below. Any such assignment, mortgage or subletting without such consent shall be void and shall, at the sole option of the Landlord, be deemed a breach of this Lease. Notwithstanding any assignment or subletting consented to by Landlord, Tenant and any guarantor of Tenant's obligations under this Lease and each assignee shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant's other covenants and obligations under this Lease. No consent to any assignment or mortgage of this Lease or any subletting of the Premises shall constitute a waiver of the provisions of this paragraph except as to the specific instance covered thereby. In the event that the monthly rental per square foot of space subleased which is payable by any sublessee to Tenant shall exceed the monthly rental per square foot for the same space payable for the same month by Tenant to Landlord (including any bonuses or any other consideration paid directly of indirectly by the sublessee to Tenant), Tenant shall be obligated to pay the amount of such excess (less any brokerage fees not to exceed $15,000 in the aggregate incurred by Tenant in connection with the subletting) to Landlord as additional rent hereunder on the same date it is received by Tenant from the sublessee. In the event Tenant shall receive any consideration from an assignee other than the assumption by the assignee of Tenant's obligations hereunder, Tenant shall be obligated to pay the full amount of such consideration to Landlord as additional rent hereunder on the same date it is received by Tenant, less the amount of any reasonable out-of-pocket expenses incurred by Tenant in connection with the negotiation and documentation of the assignment. Landlord, at Landlord's option, may elect to require that rental payable by any sublessee be paid directly to Landlord and offset Tenant's rent obligations accordingly. If Tenant is a corporation or partnership, an assignment prohibited by this (S)11 shall be deemed to include one or more sales or transfers, by operation of law or otherwise, or creation of new stock or partnership interests, by which a majority of the voting shares of the corporation or interests in the partnership shall be vested in a party or parties who are not owners of a majority of the voting shares or partnership interests of Tenant as of the date hereof; provided, however, that the foregoing provisions of this sentence shall not be applicable if (i) Tenant's stock is listed on a recognized security exchange or (ii) at least 80% of Tenant's stock is owned by a corporation whose stock is listed on a recognized security exchange. For the purposes hereof, stock ownership shall be determined in accordance with the principles set forth in section 544 of the Internal Revenue Code of 1986, as amended to the date hereof. Any transfer by operation of law shall also constitute an assignment prohibited by this (S)11.

     (b) Landlord and Tenant hereby agree that the granting of consent by Landlord shall, at a minimum, be preconditioned upon the fulfillment of the following requirements of Landlord, as well as any other reasonable requirements of Landlord:

     (1) Landlord shall be provided with at least 30 days written notice prior to any proposed assignment or subletting;

     (2) Tenant shall remain primarily liable under this Lease and shall guaranty the Lease if Landlord so requests;

     (3) Any proposed assignee or sublessee shall assume, in a written instrument acceptable to Landlord, all of the obligations of Tenant hereunder;

     (4) No use shall be employed in connection with the Premises other than the Sole Permitted Use set forth in this Lease unless another use is approved by Landlord, which approval shall not be unreasonably withheld or delayed;

     (5) The Premises shall remain intact and shall not be altered in any manner whatsoever unless Tenant and the prospective assignee or sublessee shall pay the entire cost thereof;

     (6) Any use of the Premises permitted hereunder by the proposed sublessee/ assignee will not violate or create any potential violation of any laws, nor will it violate any other agreements affecting the Premises, the Building or Landlord;

    (7) The proposed subtenant/assignee will not create traffic congestion or an unreasonable burden on existing parking;

    (8) Tenant shall pay any and all reasonable attorney's fees or other reasonable out-of-pocket costs in excess of $1,000 associated with Landlord's review and approval of a prospective assignee or sublessee;

    (9) No assignment or sublease shall be to a person or entity with whom Landlord is then negotiating, has negotiated with within the previous six months or currently is a tenant within the Building.

    12. ALTERATIONS AND ADDITIONS BY TENANT. Tenant shall make no alterations in or additions to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; and all alterations, additions, and improvements made to or fixtures or improvements placed in or upon the Premises by either party (except only moveable trade fixtures of Tenant) shall be deemed a part of the Building and the property of The Landlord at the time they are placed in or upon the Premises, and they shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, unless Landlord shall elect otherwise, whether such termination shall occur by the lapse of time or otherwise. In the event Landlord shall elect that certain alterations, additions and improvements made by Tenant in the Premises shall be removed by Tenant, Tenant shall remove them and Tenant shall restore the Premises to its original condition, at Tenant's own cost and expense, prior to the termination of the Lease Term. Alterations and additions to the Premises will be performed by Tenant at Tenant's cost and expense, but Tenant shall not commence to perform any such alterations or additions unless and until Tenant shall comply as to such alterations and additions with the same conditions set forth in clauses (i) through (iii) of (S)7 with regard to the installation of tenant improvements; and in the event Tenant commences to perform any such alterations and additions without complying with such requirements, Tenant shall be in default under this Lease. Landlord agrees that the "test rooms" installed by the previous tenant of the Premises can be removed by Tenant upon the expiration of the Lease Term, provided that Tenant shall restore any damage to the Premises caused by such removal and shall restore the floor covering where the test rooms were located to a leasable condition (including, if necessary in Landlord's good faith judgment, recovering of the entire floor in the room).

     13. LEGAL USE; VIOLATIONS OF INSURANCE COVERAGE; NUISANCE. Tenant will not occupy or use any portion of the Premises for any purpose other than the Sole Permitted Use or for any purpose which is unlawful or which, in the good faith judgment of Landlord, is disreputable or which is hazardous due to risk of fire, explosion or other casualty, nor permit anything to be done which will in any way (i) increase the rate of fire and casualty insurance on the Building or its contents, or (ii) tend to lower the first-class character of the Building, or
(iii) create unreasonable elevator loads or otherwise interfere with standard building operations, or (iv) affect the structural integrity or design capabilities of the Building. In the event that, by reason of any act or conduct or business of Tenant, there shall be any increase in the rate of insurance on the Building or its contents created by Tenant's acts or conduct or business, then Tenant hereby agrees to pay Landlord the amount of such increase on demand. Tenant will conduct its business, and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with, annoy or disturb other tenants or Landlord in the management of the Building.

     14. LAWS AND REGULATIONS. Tenant at its sole expense will maintain the Premises in a clean and healthful condition and will comply with all laws, ordinances, orders, rules and regulations of any governmental authority having jurisdiction over the use, conditions or occupancy of the Premises except for those matters which are Landlord's responsibility to maintain under this Lease [i.e., maintenance of the structural soundness of the roof, foundation and exterior walls (excluding glass) of the Building]. Without limiting the generality of the foregoing, Tenant shall comply strictly and in all respects with the requirements of all Hazardous Waste Laws and shall indemnify Landlord and hold Landlord harmless from and against any liability, costs or expenses that may arise on account of the release, discharge, storage, disposal, treatment processing or other handling or discovery of any Hazardous Substance within the Premises, or the discharge, release, disposal, storage, treatment, processing or other handling of any Hazardous Substance by Tenant, its employees, agents, contractors, or invitees anywhere on the Land or within the Building, or off site. Notwithstanding the foregoing, Tenant shall not be responsible for or be required to indemnify Landlord with respect to any violation of Hazardous Waste Laws that exists at the beginning of the Lease Term or is not caused by Tenant or any person for whose conduct Tenant is legally responsible. As used herein, "HAZARDOUS SUBSTANCE" means any substance, material or matter that may give rise to liablity under any Hazardous Waste Laws, including (but not limited to) petroleum products or petroleum wastes. "HAZARDOUS WASTE LAWS" shall mean any local state or federal laws, rules, ordinances, regulations, and policy and guidance statements by the Environmental Agencies, either in existence as of the date hereof, or enacted, promulgated or issued after The date of this Lease, that concern the management, control, discharge, treatment, containment or removal of substances or materials that are or may become a threat to public health or the environment.

     15. INDEMNITY, LIABILITY AND LOSS OR DAMAGE. By moving into the Premises or taking possession thereof, Tenant accepts the Premises as suitable for the purposes for which they are leased and accepts the Building and each and every appurtenance thereof, and waives any and all defects therein, except for defects in components of the Building that Landlord has the responsibility to maintain under this Lease. Landlord shall not be liable to Tenant or Tenant's agents, employees, guests, invitees or any person claiming by, through or under Tenant for any injury to person, loss of or damage to property, or for loss of or damage to Tenant's business, occasioned by or through the acts or omissions of Landlord, or by any cause whatsoever except Landlord's negligence or willful wrong. Unless arising from or out of Landlord's negligence or willful wrongdoing, Landlord shall not be liable for, and Tenant shall indemnify Landlord and save it harmless from, all suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon, at or from the Premises or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any action or omission of Tenant, its agents, contractors, employees, invitees, or licenses. If Landlord shall, without fault on its part, be made a party to any action commenced by or against Tenant, Tenant shall protect and hold Landlord harmless therefrom and shall pay all costs, expenses, and reasonable attorney's fees to Landlord incurred in connection therewith.

     16. RULES OF THE BUILDING. Tenant and Tenant's agents, employees, and invitees will comply fully with all requirements of the Building which are attached hereto as Exhibit D and made a part hereof as though fully set out
                   ---------
herein. As more particularly provided therein, Landlord shall at all times have the right to change such rules and regulations or to amend them in such reasonable manner as may be deemed advisable for the safety, protection, care and cleanliness of the Building and appurtenances and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be complied with and observed by Tenant, provided that no change or amendment which materially and adversely affects Tenant's use and enjoyment of the Premises will be enforceable against Tenant.

     17. ENTRY FOR REPAIRS AND INSPECTION. Upon 24 hour prior notice to Tenant (except in an emergency, in which case no notice need be given), Landlord and its agents and representatives shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours (or, in any emergency, at any hour) to inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. During the period of one year prior to the expiration date of this Lease, Landlord and Landlord's agents may exhibit the Premises to prospective tenants at reasonable hours and upon prior notice to Tenant.

     18. CONDEMNATION. If all of the Premises, or so much thereof as would materially interfere with Tenant's use of the remainder, shall be taken or condemned for any public use or purpose by right of eminent domain, with or without litigation, or be transferred by agreement in connection with or in lieu of or under threat of condemnation, then the term of this Lease and the leasehold estate created hereby shall terminate as of the date title shall vest in the condemnor or transferee. If only a portion of the Building, but not the Premises, is taken or condemned or transferred as aforesaid, Landlord shall have the option to terminate this Lease effective as of the date title shall vest in the condemnor or transferee. Landlord shall receive the entire award from any taking or condemnation (or the entire compensation paid because of any transfer by agreement), and Tenant shall have no claim thereto.

   19. LANDLORD'S LIEN AND SECURITY INTEREST. Landlord shall have a Landlord's statutory lien, and in addition thereto Landlord shall have, and Tenant hereby grants unto Landlord, a security interest in all of the goods, wares, furniture, fixtures, office equipment, supplies and other property of Tenant now or hereafter placed in, upon, or about the Premises and all proceeds thereof, as security for all of the obligations of Tenant under this Lease, provided that Tenant shall have the right to make sales of its goods, wares and merchandise to its customers in the normal and regular course of its business conducted in the Premises free and clear of the aforesaid lien and security interest. Tenant shall not remove any of said personal property from the Premises until all of Tenant's obligations under this Lease have been satisfied in full. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession by peaceable means of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made; and at any such sale the Landlord or its assigns may purchase unless otherwise prohibited by law. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this (S)19. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Texas Uniform Commercial Code. Upon request by Landlord, Tenant shall provide the name and address of any entity that has, or claims to have, an interest in any property located on the Premises and a description of such property. Failure to provide such list shall result in a presumption that all property located in the Premises belongs to Tenant free from all claims. Without intending to exclude any other manner of giving Tenant any required notice, any requirement of reasonable notice to Tenant of Landlord's intention to dispose of any collateral pursuant to the enforcement of said security interest shall be met if such notice is given in the manner prescribed in (S)32 of this Lease at least five days before the time of any such disposition. Landlord shall have all of the rights and remedies of a secured party under law. Notwithstanding the foregoing, Landlord agrees that upon request of Tenant, Landlord shall subordinate its liens and security interest to any purchase-money security interest granted by Tenant to any lender that provides financing to Tenant for the acquisition of personal property that is not affixed in any way to the Premises.

     20, ABANDONED PROPERTY. All personal property of Tenant remaining in the Premises after the expiration of the Lease Term or after the abandonment of the Premises by Tenant may be treated by Landlord as having been abandoned by Tenant, and Landlord shall have the right to remove such personal property from the Premises without any obligation to deliver such personal property to Tenant and without any liability to Tenant whatsoever, it being agreed that Tenant shall have no right to reclaim such property. Landlord shall have no duty to notify Tenant that Landlord may dispose of Tenant's property. Tenant shall be presumed conclusively to have abandoned the Premises if the amount of Tenant's property removed or being removed by Tenant from the Premises is substantial enough to indicate a probable intent to abandon the Premises, and such removal is not within the normal course of Tenant's business, or if Tenant removes or is removing any material amount of Tenant's personal property from the Premises at a time when Tenant is in default in the payment of rental due hereunder and such removal is not within the normal course of Tenant's business. Nothing contained in this paragraph shall prejudice or impair Landlord's rights as a lienholder and secured party under (S)19 hereof, and the rights granted to Landlord under this paragraph shall be cumulative of its rights as a lienholder and secured party.

     21. HOLDING OVER. Should Tenant continue to hold the Premises after this Lease terminates, whether by lapse of time or otherwise, such holding over shall, unless otherwise agreed by Landlord in writing, constitute and be construed as a tenancy at will at a daily rental equal to one-thirtieth (1/30) of an amount equal to double the amount of the monthly rental payable during the last month prior to the termination of this Lease, and upon and subject to all of the other terms and provisions set forth herein except any right to renew or expand this Lease. This provision shall not be construed, however, as permission by Landlord for Tenant to hold over.

     22. FIRE AND CASUALTY. (a) If the Premises are damaged by fire or other casualty and if such damage is not susceptible of repair within 180 days (as estimated, as soon as reasonably practicable after the occurrence of such damage, by an architect of recognized good reputation selected by Landlord), then in such event this Lease, at the option of Landlord exercised by giving written novice thereof to Tenant within 30 days after receipt of a certificate of the architect so selected, shall terminate as of the date of such loss, and Tenant shall pay the rent hereunder apportioned to the time of such loss and shall pay all other obligations of Tenant owing on the date of termination, and Tenant shall immediately surrender the Premises to Landlord.

     (b) If the damage described above is susceptible of repair within 180 days, or if the damage is not susceptible of repair within 180 days but Landlord fails to exercise its option to terminate this Lease, Landlord shall enter and make the necessary repairs without affecting this Lease, but the rent hereunder shall be reduced or abated as shall be equitable until such repairs are made, unless such damage has been so slight that Tenant's occupancy of the Premises is not materially interfered with, in which case the rent hereunder shall not be abated or reduced. Notwithstanding the foregoing, Landlord shall have the option to terminate this Lease and shall not be obligated to repair the Premises or the Building if the damage is not covered by insurance required to be maintained by Landlord pursuant to (S)30 hereof or if Landlord's mortgagee applies any portion of the insurance proceeds to the unpaid balance of its loan. If Landlord commences repairs but is unable to complete the repairs within 210 days, subject to delays due to force majeure, then Tenant shall have the right to terminate this Lease by written notice to Landlord given at any time before the repairs are substantially completed.

     (c) In the event the Building is so badly damaged or injured by fire or other casualty, even though the Premises may not be affected, that Landlord decides, within 90 days after such destruction, not to rebuild or repair the Building (such decision being vested exclusively in the discretion of Landlord), then in such event Landlord shall so notify Tenant in writing and this Lease shall terminate as of the date of such loss, and the Tenant shall pay rent hereunder apportioned to the date of such loss and shall pay all other obligations of Tenant owing on the date of termination, and Tenant shall immediately surrender the Premises to Landlord. Upon surrender of the Premises to Landlord, Landlord shall return the balance of the Security Deposit to Tenant in accordance with (S)29.

     (d) Notwithstanding the foregoing provisions of this (S)22, Tenant agrees that if the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of its agents, employees, or invitees, then the cost of restoring the damage in excess of any property damage insurance proceeds paid to Landlord shall be repaired at the sole cost and expense of Tenant, and there shall be no abatement of rent before or during the repair of such damage.

     23. ENTIRE AGREEMENT: NO REPRESENTATIONS OR WARRANTIES. This Lease contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, understandings, promises, and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that there have been no representations, understandings, stipulations, agreements or promises pertaining to the Premises, the Building or this Lease not incorporated in writing herein and that this Lease shall not be altered, waived, amended or extended, except by a written agreement signed by the parties hereto, unless otherwise expressly provided herein. Landlord's duties and warranties are limited to those set forth in this Lease, and shall not include any implied duties or warranties, all of which are hereby disclaimed by Landlord and waived by Tenant. In particular, Landlord disclaims, and Tenant waives, any warranty that the Premises are suitable or fit for any particular purpose or use. Neither this Lease nor a memorandum of this Lease shall be recorded in the public records of the county in which the Building is located without the prior written consent of Landlord.

     24. Transfer of Landlord's Rights. In the event Landlord transfers its interest in the Building to a purchaser that has by experience the capability of owning and operating the Building in accordance with the obligations of the landlord under this Lease, or who engages an experienced, capable management company to do so, then Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of the Landlord for the performance of such obligations.

        25. DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any rental or other sums payable by Tenant hereunder as and when such rental or other sums become due and payable and any such failure shall continue for a period of five days; (ii) Tenant shall fail to comply with any other provision, condition or covenant of this Lease and any such failure shall continue for a period of 30 days after Landlord gives written notice thereof to Tenant; (iii) Tenant shall abandon, vacate or fail to physically occupy any substantial portion of the Premises; (iv) any petition shall be filed by or against Tenant or any guarantor of Tenant's obligations under this Lease pursuant to any section or chapter of the present federal Bankruptcy Act or under any future federal Bankruptcy Act or under any similar law or statute of the United States or any stare thereof, or Tenant or any guarantor of Tenant's obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the present federal bankruptcy act or under any future federal bankruptcy act or under any similar law or statute of the United States or any state thereof;
(v) Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent or make a transfer in fraud of creditors; (vi) Tenant or any guarantor of this Lease shall make an assignment for the benefit of creditors; or (vii) a receiver or trustee shall be appointed for Tenant or any of the assets of Tenant. Upon the occurrence of any event of default, Landlord shall have the option to do any one or more of the following without any further notice or demand, in addition to and not in limitation of any other remedy permitted by law or by this Lease;

(1) Enforce, by all legal suits and other means, its rights hereunder, including the collection of Base Rental and any other sums payable by Tenant hereunder, without reentering or resuming possession of Premises and without terminating this Lease.

(2) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, but if Tenant shall fail to do so, Landlord may without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefor; and upon any such termination, Tenant agrees that in addition to its liability for the payment of arrearages of Base Rental and other sums due and owing by Tenant to Landlord under this Lease upon such termination, Tenant shall be liable to Landlord for damages. Tenant shall pay to Landlord as damages on the same days as Base Rental and other payments are expressed to be due under the provisions of this Lease, the total amount of such Base Rental and other payments, less such part, if any, of such payments that Landlord shall have been able to collect from a new tenant upon reletting; provided, however, that Landlord shall have no obligation to relet the Premises so as to mitigate the amount for which Tenant is liable. Landlord shall have the right at any time to demand final settlement. Upon demand for a final settlement, Landlord shall have the right to receive, and Tenant hereby agrees to pay, as damages for Tenant's breach, the difference between the total rental provided for in this Lease for the remainder of the Lease Term and the reasonable rental value of the Premises for such period, such difference to be discounted to present value at a rate equal to the rate of interest allowed by law (at the time the demand for final settlement is made) when the parties to a contract have not agreed on any particular rate of interest (or, in the absence of such law, at the rate of 6% per annum).

(3) Enter upon and take possession of the Premises without terminating this Lease and expel or remove Tenant and its effects therefrom without being liable to prosection of any claims for damages therefor, and Landlord may relet the Premises for the account of Tenant. Tenant shall pay to Landlord all arrearages of Base Rental and other sums due and owing by Tenant to Landlord, and Tenant shall also pay to Landlord during each month of the unexpired Lease

    Term the installments of Base Rental and other sums due hereunder, less such part, if any, that Landlord shall have been able to collect from a new tenant upon reletting; provided, however, that Landlord shall have no obligation to relet the Premises so as to mitigate the amount for which Tenant is liable. In the event Landlord exercises the rights and remedies afforded to it under this (S)25(a)(3) and then subsequently elects to terminate this Lease, Tenant shall be liable to Landlord for damages as set forth in (S)25(a)(2) above and Landlord shall have the right at any time to demand final settlement as provided therein.

(4) Landlord may do whatever Tenant is obligated to do by the provisions of this Lease and may enter the Premises in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any reasonable expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(5) Landlord may enter upon the Premises and change, alter, or modify the door locks on all entry doors of the Premises, and permanently or temporarily exclude Tenant, and its agents, employees, representatives and invitees, from the Premises. In the event that Landlord either permanently excludes Tenant from the Premises or terminates this Lease on account of Tenant's default, Landlord shall not be obligated thereafter to provide Tenant with a key to the Premises at any time, regardless of any amounts subsequently paid by Tenant. If Landlord elects to exclude Tenant from the Premises temporarily without permanently repossessing the Premises or terminating this Lease, then Landlord shall not be obligated to provide Tenant with a key to reenter the Premises until such time as all delinquent rent and other amounts due under this Lease have been paid in full and all other defaults, if any, have been cured and Tenant shall have given Landlord evidence reasonably satisfactory to Landlord that Tenant has the ability to comply with its remaining obligations under this Lease; and if Landlord temporarily excludes Tenant from the Premises, Landlord shall have the right thereafter to permanently exclude Tenant from the Premises or terminate this Lease at any time before Tenant pays all delinquent rent, cures all other defaults and furnishes such evidence to Landlord. A key to the Premises will be furnished to Tenant only during Landlord's normal business hours. Landlord's exclusion of Tenant from the Premises shall not constitute a permanent exclusion of Tenant from the Premises or a termination of this Lease unless Landlord so notifies Tenant in writing. Landlord shall not be obligated to place a written notice on the Premises or the front door thereof explaining Landlord's action or stating the name, address or telephone number of any individual or company from which a new key may be obtained. In the event Landlord permanently or temporarily excludes Tenant from the Premises or terminates this Lease, and Tenant owns property that has been left in the Premises but which is not subject to any statutory or contractual lien or security interest held by Landlord as security for Tenant s obligations, Tenant shall have the right to so notify Landlord in writing, specifying the items of property not covered by any such lien or security interest and which Tenant desires to retrieve from the Premises. Landlord shall have the right to either (i) escort Tenant to the Premises to allow Tenant to retrieve Tenant's property not covered by any such lien or security interest, or (ii) remove such property itself and make it available to Tenant at a time and place designated by Landlord. In the event Landlord elects to remove such property itself as provided in the immediately preceding clause (ii), Landlord shall not be obligated to remove such properly or deliver it to Tenant unless Tenant shall pay to Landlord, in advance, an amount of cash equal to the amount that Landlord reasonably estimates Landlord will be required to expend in order to remove such property and make it available to Tenant, including all moving or storage charges theretofore incurred by Landlord with respect to such property. If Tenant pays such estimated amount to Landlord and the actual amount incurred by Landlord exceeds the estimated amount, Landlord shall have the right to credit the amount of such excess to the obligations of Tenant under this Lease.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity. Any entry by Landlord upon the Premises may be by use of a master or duplicate key or electronic pass card or any locksmith's entry procedure or other peaceable means. Any reletting by Landlord shall be without notice to Tenant, and if Landlord has not terminated this Lease, the reletting may be in the name of Tenant or Landlord, as Landlord shall elect. Any reletting shall be for such term or terms (which may be greater or less than the period which, balance of the Lease Term) and on such terms and conditions (which may include free rent, rental concessions or tenant inducements of any nature) as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. In the event of any reletting, Tenant shall pay to Landlord on demand the cost of renovating, repairing and altering the Premises for a new tenant or tenants, and the cost of advertisements, brokerage fees, reasonable attorney's fees and other costs and expenses incurred by Landlord in connection with such reletting. In the event any rentals actually collected by Landlord upon any such reletting for any calendar month are in excess of the amount of rental payable by Tenant under this Lease for the same calendar month, the amount of such excess shall belong solely to a Landlord and Tenant shall have no right with respect thereto. In the event it is necessary for Landlord to institute suit against Tenant in order to collect the rental or any other sum due hereunder or any deficiency between the rental and any other sum provided for by this Lease for a calendar month and the rental and any other sum actually collected by Landlord for such calendar month, Landlord shall have the right to allow such deficiency to accumulate and to bring an action upon several or all of such rental deficiencies at one time. Any suit shall not prejudice in any way the right of Landlord to being a similar action for any subsequent rental deficiency or deficiencies.

     26. REMEDIES. No act or thing done by Landlord or its agents during the term hereof shall be deemed an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting or reentry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous default. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default. The failure of Landlord to enforce the rules described in (S)16 against Tenant or any other tenant in the Building shall not be deemed a waiver of any such rules. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and is signed by Landlord. The rights granted to Landlord in this Lease shall be cumulative of every other right or remedy which Landlord may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. If either party defaults in its obligations under this Lease, the defaulting party shall pay the reasonable attorneys' fees and other costs and expenses incurred by the non-defaulting party in connection therewith.

     27. QUIET POSSESSION. Landlord hereby covenants that Tenant, upon paying rent as herein reserved, and performing all covenants and agreements herein contained on the part of Tenant, shall and may peacefully and quietly have, hold and enjoy the Premises.

    28. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision that is illegal, invalid or unenforceable, there can be added as a part of this

Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     29. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant upon the occurrence of any event of default by Tenant or upon termination of this Lease. Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within 20 days after the termination of this Lease. If Landlord transfers its interest in the Premises during the term of this Lease and obtains the agreement of the transferee to return the Security Deposit to Tenant in the event Tenant becomes entitled thereto, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

     30. NO SUBROGATION; INSURANCE. Tenant hereby waives any cause of action it might have against Landlord on account of any loss or damage that is insured against under any insurance policy that covers the Premises, Tenant's fixtures, personal property, leasehold improvements or business and which names Tenant as a party insured. Landlord hereby waives any cause of action it might have against Tenant because of any loss or damage that is insured against under any insurance policy that covers the Building or any property of Landlord used in connection with the Building and which names Landlord as a party insured, provided that if the cost of restoring the loss or damage exceeds the amount of property damage insurance proceeds paid to Landlord on account of the loss or damage, Tenant shall remain liable to Landlord for the amount of such excess. This provision is cumulative of (S)15.

     Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring Tenant and Landlord against any and all liability for injury to or death of a person or persons, occasioned by or arising out of or in connection with the use or occupancy of the Premises, the limits of such policy or policies to be in an amount not less than $1,000,000.00 with respect to injuries to or death of any one person and in an amount of not less than $1,000,000.00 with respect to any one accident or disaster, and shall furnish evidence satisfactory to Landlord of the maintenance of such insurance. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 10 days prior to cancellation of such insurance. It is recommended that Tenant carry fire and extended coverage insurance on its personal property, as Landlord shall in no event be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant on or within the Premises.

     Landlord shall procure and maintain throughout the term of this Lease a fire and extended coverage insurance policy covering the Building in an amount equal to the replacement cost thereof, exclusive of the cost of footings and foundation.

     31. BINDING EFFECT. The provisions of this Lease shall be binding upon and inure to the benefit of Landlord and Tenant, respectively, and to their respective heirs, personal representatives, successors and assigns, subject to the provisions of (S)11, (S)24 and (S)41 hereof.

    32. NOTICES. Any notice or communication required or permitted hereunder must be in writing, and may be given by regular mail, registered or certified mail, facsimile transmission over the telephone, hand delivery by courier, or by other means. If given by registered or certified mail, the notice or communication shall be deemed to have been given and received when a registered or certified letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States mail; and if given otherwise than by registered or certified mail, the notice or communication shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Any notice or communication shall be given to the parties at the addresses or, if given by facsimile transmission over the telephone, at the FAX numbers, set forth on the signature pages(s) of this Lease. Any party hereto may at any time, by giving 10 days' written notice to the other party, designate any other address or FAX number in substitution of the address or FAX number shown in this Lease to which such notice or communication shall be given,

     33. BROKERAGE. Tenant warrants that it has not had any dealings with any broker or agent in connection with the negotiation or execution of this Lease except for the Leasing Agent, or agents, if any, listed in (S)1 of this Lease and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any other broker or agent with respect to this Lease.

     34. SUBORDINATION. This Lease and all rights of Tenant hereunder are subject and subordinate to any deeds of trust, mortgages or other instruments of security which do now or may hereafter cover the Building and the Land or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any of such deeds of trust, mortgages or instruments of security. This provision is hereby declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that, in the judgment of Landlord, may be necessary or proper to confirm or evidence such subordination, and Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates. However, notwithstanding the generality of the foregoing provisions of this (S)34, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such deeds of trust, mortgages or other instruments of security to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Tenant further covenants and agrees upon demand by Landlord's mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such deeds of trust, mortgages or other instruments of security, or sale of the Building pursuant to any such deeds of trust, mortgages or other instruments of security or voluntary sale, to attorn to such purchaser upon any such sale and to recognize and attorn to such purchaser as Landlord under this Lease. The agreement of Tenant to attorn upon demand of Landlord's mortgagee contained in the immediately preceding sentence shall survive any such foreclosure sale or trustee's sale. Tenant hereby agrees to execute, acknowledge and deliver to Landlord's mortgagee any and all instruments and certificates that in the judgment of Landlord's mortgagee may be necessary or proper to confirm or evidence such attornment, and Tenant hereby irrevocably appoints Landlord's mortgagee as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates.

     35. JOINT AND SEVERAL LIABILITY. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, the obligations of Tenant shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, nor shall any such guarantor be released from its guarantee for any reason whatsoever, including, without limitation, any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment of Tenant's obligations hereunder.

     36. SIGNAGE. In the event Tenant desires to place signage on the Building, Tenant shall have the nonexclusive right to do so, provided the following conditions are met: (i) the location, size, appearance and other aspects of the signage shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed but may take into account that there will be other tenants of the Building and that they may request signage also; (ii) the signage shall comply in all respects with applicable law, including applicable ordinances of the City of Fort Worth, Texas; (iii) the signage shall comply in all respects with the restrictive covenants applicable to the Land and Building and Tenant shall obtain the written consent to such signage by any person having the authority to enforce such restrictive covenants insofar as they apply to signage; and (iv) the cost of removing the existing signage, repairing the Building facade, installing the new signage and the cost of removing the signage and repairing the Building facade at the termination of this Lease, which Tenant hereby covenants to do, shall be paid by Tenant.

     37. LEASE CERTIFICATES - FINANCIAL STATEMENTS. Tenant agrees to furnish from time to time, within 10 days after requested by Landlord or any successor to Landlord or by the holder of any deed of trust or mortgage covering the Land and Building or any interest of Landlord therein, a certificate signed by Tenant to the effect that this Lease is then presently in full force and effect and specifying any modifications; that the term of this Lease has commenced and the full rental is then accruing hereunder; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that no rent under this Lease has been paid more than 30 days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease; that Tenant, as of the date of such certificate, has no charge, lien or claim of offset under this Lease or otherwise against rents or other charges due or to become due hereunder; and that to the knowledge of Tenant; Landlord is not then in default under this Lease. The certificate shall also contain an acknowledgment by Tenant of receipt of notice of the assignment of this Lease to such holder and the agreement by Tenant with such holder that from and after the date of such certificate, Tenant will not pay any rent under this Lease more than 30 days in advance of its due date, will not surrender or consent to the modification of any of the terms of this Lease nor to the termination of this Lease by Landlord, and will not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to the holder of such deed of trust or mortgage (at such holder's last address furnished to Tenant) and until a reasonable period of time shall have elapsed following the giving of such notice, during which period such holder shall have the right, but shall not be obligated, to remedy such act or omission; provided, however, that (i) the agreement of Tenant described in this sentence will be of no effect under such certificate unless Tenant is furnished by such holder with a copy of any assignment to such holder of Landlord's interest in this Lease within 90 days after the date of such certificate, and
(ii) the agreement of Tenant with such holder that is embodied in such certificate shall terminate upon the subsequent termination of any such assignment. Tenant shall also furnish to Landlord when requested by Landlord, but no more often than one time per calendar spear, a statement of the financial condition of Tenant prepared by an independent Certified Public Accountant and in form reasonably satisfactory to Landlord.

     38. MECHANIC'S LIENS. Nothing contained in this Lease shall authorize Tenant to do any act which shall in any way encumber the title of Landlord in and to the Premises or the Building or any part thereof; and if any mechanic's or materialman's lien is filed or claimed against the Premises or Building or any part thereof in connection with any work performed, materials furnished or obligation incurred by or at the request of Tenant, Tenant will promptly pay same or cause it to be released of record. If the lien is not released of record and default in payment thereof shall continue for 20 days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be repaid to Landlord immediately on demand therefor.

     39. TAXES AND TENANT'S PROPERTY. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or is the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

    40. CONSTRUCTIVE EVICTION. Tenant shall not be entitled to claim a constructive eviction from the Premises unless Tenant shall have first notified Landlord in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Landlord shall have failed to remedy such conditions within 30 days after receipt of said notice. This (S)40 is subject to the provisions of (S)3 hereof.

     41. PERSONAL LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord. Notwithstanding anything to the contrary contained in this Lease, in the event Landlord sells, assigns, transfers or conveys its interest in the Land, Landlord shall have no liability for any acts or omissions that occur after the date of said sale, assignment, transfer or conveyance.

     42. NO THIRD PARTY BENEFICIARY. This Lease is for the sole benefit of Landlord, its successors and assigns, and Tenant, its permitted successors and assigns, and it is not for the benefit of any third party.

     43. APPLICABLE LAW; CONSENT TO JURISDICTION. This Lease shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in the State of Texas. Tenant hereby irrevocably agrees that any legal action or proceeding against it with respect to this Lease may be maintained in the courts of Dallas County, Texas or in the U.S. District Court for the Northern District of Texas, and Tenant hereby consents to the jurisdiction and venue of such courts.

     44. TEXAS DECEPTIVE TRADE PRACTICES ACT. Tenant represents and warrants that (i) it is a "business consumer" as defined in The Texas Deceptive Trade Practices-Consumer Protection Act, as from time to time amended (the "ACT"),
(ii) it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of a transaction, (iii) it is not in a significantly disparate bargaining position with respect to Landlord, (iv) it has been represented by counsel of its selection in connection with this Lease, and (v) it has assets of $5,000,000 or more according to its most recent financial statement prepared in accordance with generally accepted accounting principles; and Tenant hereby waives the provisions of the Act (other than Section 17.555 thereof) with respect to this Lease and the transactions contemplated hereby.

     45. TRIAL BY JURY. Each party hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by the other party in connection with this Lease or any transaction contemplated hereby any and every right it may have to a trial by jury.

     46. PARKING. Tenant and its employees and guests shall have the right to utilize its proportionate share of the parking spaces on the Land for parking of automobiles in common with other tenants of the Building.

        IN WITNESS WHEREOF, this Lease Agreement is entered into by the parties hereto on the day and year first set forth above.


                                    LANDLORD:

                                    ROOTS STONE LIMITED PARTNERSHIP

                                    By:  The Ishida Corporation, General Partner


                                         By: /s/  Taiichi Ishida
                                             -----------------------------------
                                             Taiichi Ishida, Chairman

                                    ADDRESS:  Roots Stone Part 1, 2nd Floor
                                              2-13, Yotsuya-dori, Chikusa-ku
                                              Nagoya 464, Japan
                                              FAX No.: 011-81-52-783-3940


                                    TENANT:

                                    OMNISET CORPORATION


                                    By: /s/  Randall Meals
                                        ----------------------------------------
                                        Randall Meals, Executive Vice President

                                    ADDRESS (Before Commencement Date):
                                        1365 Garden of the Gods Road
                                        Colorado Springs, Colorado 80907
                                        FAX No.: _________________

                                    ADDRESS (After Commencement Date):
                                        Suite 100
                                        2301 Horizon Drive
                                        Fort Worth, Texas 76177
                                        FAX No.: _________________


Tenant's counsel hereby executes this Lease for the limited purpose of satisfying the requirements of the Act (as defined in section 44 above).


                                    /s/  Ronald A. Lehmann
                                    --------------------------------------------
                                    Ronald A. Lehmann, Counsel for Tenant

                         EXHIBIT A TO LEASE AGREEMENT
                         ----------------------------

                               7.8508 ACRE TRACT

BEING a tract of land out of the J. Evans Survey, Abstract No. 470 and the A.C. Warren Survey, Abstract No. 1687, and being part of a tract of land conveyed to Alliance Airport, Ltd., as recorded in Volume 9378, Page 2033, of the Deed Records of Tarrant County, Texas and being more particularly described as follows:

COMMENCING at a point located on the most easterly southeast corner of the Fort Worth Alliance Airport, a 381.3842 acre tract conveyed to the City of Fort Worth as recorded in Volume 9279, Page 388 of the Deed Records of Tarrant County, Texas;

THENCE South 80 degrees 06 minutes 47 seconds West, along said Alliance Airport, a distance of 858.00 feet to a point for a corner, said corner being on the east line of a 0.2296 acre addition to the Fort Worth Alliance Airport as recorded in Volume 9784, Page 2075 of the Deed Records of Tarrant County, Texas;

THENCE South 9 degrees 53 minutes 13 seconds East, along the east line of said
0.2296 acre addition to the Alliance Airport, a distance of 200.00 fee to a point for a corner;

THENCE South 11 degrees 54 minutes 52 seconds West, continuing along said east line, a distance of 107.70 feet to a point for a corner, said corner being on the west property line of said Alliance Airport, Ltd., tract, and the east line of the said 381.2842 acre tract conveyed to the City of Fort Worth for Alliance Airport;

THENCE South 9 degrees 53 minutes 13 seconds East, along said common property line, a distance of 350.00 feet to a one-half inch iron rod set for the POINT OF BEGINNING;

THENCE North 80 degrees 06 minutes 47 seconds East, departing said common property line, a distance of 585.00 feet to a one-half inch iron rod set for a corner;

THENCE South 9 degrees 53 minutes 13 seconds East, a distance of 545.00 feet to a one-half inch iron rod set for a corner, said corner being on the north right-of-way line of a proposed 60 foot wide street;

THENCE South 80 degrees 06 minutes 47 seconds West, along said proposed north right-of-way line, a distance of 14.06 feet to a one-half inch iron rod set for a corner, said corner being on a circular curve to the left having a radius of
60.00 feet and whose back tangent bears North 39 degrees 53 minutes 04 seconds West;

THENCE Southwesterly, continuing along said right-of-way line, and along said curve through a central angle of 174 degrees 37 minutes 44 seconds, and arc distance of 182.87 feet to a 5/8 inch iron rod found for a corner, said corner being on the north line of a proposed 12.3807 acre tract of land conveyed;

THENCE South 80 degrees 06 minutes 47 seconds West, along said north line, a distance of 464.43 feet to a one-half inch iron rod set for a corner, said corner being on the common property line of said Alliance Airport, Ltd., tract and the Fort Worth Alliance Airport;

THENCE North 9 degrees 53 minutes 13 seconds West, along said common property line, a distance of 600.00 feet to the POINT OF BEGINNING AND CONTAINING 341,980 square feet or 7.8508 acres of land more or less.

                              -------------------

        The Land is subject to the following encumbrances:

1. Restrictive Covenants described in instruments recorded in Volume 9279, Page 411, Volume 9671, Page 1002, Volume 9948, Page 1745, Volume 9948, Page 1811, and Volume 9948, Page 1745, all in the Real Property Records of Tarrant County, Texas, as the same may have been amended or supplemented from time to time.

2. Terms and conditions of Repurchase Agreement between Alliance Airport, Ltd. and T. Ishida USA, Inc. recorded in Volume 9948, Page 1824, Deed Records of Tarrant County, Texas.

3. Undivided 45% non-participating royalty interest reserved in deed recorded in Volume 8222, Page 6, corrected in instrument recorded in Volume 8299, Page 25, Real Property Records of Tarrant County, Texas, as amended by Confirmation of Surface Rights Waiver recorded in Volume 9923, Page 259, Deed Records of Tarrant County, Texas.

4. All platted easements and encumbrances and easements executed by Landlord or its predecessor in interest for utilities serving the Land and Building.

                                  EXHIBIT A-1
                                  -----------

                               THE ISHIDA GROUP

                               ALLIANCE BUILDING
                               -----------------
                              2301 Horizon Drive
                               Fort Worth, Texas

                      INVENTORY-1ST FLOOR RECEPTION AREA
                      ----------------------------------

*  ONE (1) BURGUNDY CHAIR (SWIVEL/ARMS/ROLLERS).

*  THREE (3) LETTER TRAYS-WITH SYSTEM FURNITURE CONFIGURATION.


                              INVENTORY-2ND FLOOR
                              -------------------

*  HERMAN MILLER SYSTEM FURNITURE (SEE DIAGRAM OF CONFIGURATION).

*  FOUR (4) FREE STANDING HM COAT CABINETS.

*  THIRTEEN (13) 3-DRAWER HM PEDESTAL FILES.

*  ELEVEN (11) 2-DRAWER HM PEDESTAL FILES.

*  SEVENTY-SEVEN (77) LETTER TRAYS (WITH SYSTEM FURNITURE).

*  THREE (3) HERMAN MILLER RED CHAIRS (SWIVEL/ARMS/ROLLERS).

*  THIRTEEN (13) BURGUNDY CHAIRS (SWIVEL/ARMS/ROLLERS).

*  TWELVE (12) TELEPHONES (MERIDIAN MODEL 7208/2 BLACK, 10 GRAY).

                         EXHIBIT B TO LEASE AGREEMENT
                         ----------------------------
















                 [DIAGRAM OF FIRST FLOOR OF LEASED PREMISES.]

                        EXHIBIT B-1 TO LEASE AGREEMENT
                        ------------------------------















                 [DIAGRAM OF THIRD FLOOR OF LEASED PREMISES.]

                 [DIAGRAM OF SECOND FLOOR OF LEASED PREMISES.]

                         EXHIBIT C TO LEASE AGREEMENT
                         ----------------------------

                                   Holidays


January 1st                                     New Years Day

Last Monday in May                              Memorial Day

July 4th                                        Independence Day

First Monday in September                       Labor Day

Fourth Thursday in November
  plus Friday following                         Thanksgiving Holidays

December 25th                                   Christmas Day

                          EXHIBIT D TO LEASE AGREEMENT
                          ----------------------------

                         BUILDING RULES AND REGULATIONS

     1. Sidewalks, doorways, vestibules, corridors, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises and for going from or to another part of the Building.

     2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable materials shall be thrown or placed therein. Damage resulting to any such fixtures or appliances or surrounding areas from misuse by Tenant shall be repaired at the sole cost and expense of Tenant, and Landlord shall not in any case be responsible therefor.

     3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other parts of The Building except of such color, size and style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by the Building maintenance personnel nor shall any part of the Building be defaced by Tenant. No curtains or other window treatments will be placed between The glass and the Building standard window treatments.

     4. Unless there is a single tenant in the Building, Landlord will provide and maintain an alphabetical directory of each Tenant's firm name on the first floor (main lobby) of the Building and no other directory shall be permitted unless previously consented to by Landlord in writing.

     5. Tenant shall not place any additional lock or locks on any doors in or to the Premises without Landlord's prior written consent. A reasonable number of keys to the locks on the doors which access the Premises from the Common Areas shall be furnished by Landlord to Tenant, and Tenant shall not have any duplicate keys made. Upon termination of the Lease, Tenant shall return all keys to Landlord and shall provide to Landlord a means of opening all safes, cabinets and vaults being left with the Premises.

     6. With respect to work being performed by Tenant in the Premises with the approval of Landlord, Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service to them to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to work performed in the Building including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and any and all installation of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building. Tenant must have Landlord's written approval prior to employing any contractor. Any and all such contractors shall comply with these Rules and Regulations for such services including, but not limited to, insurance requirements. All work in or on the Building shall comply with any and all codes.

     7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky materials, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movement shall be under the supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant will include determination by Landlord, and subject to its decision and control, as to the time, method and routing of movement and as to limitations for safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to person or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord and other tenants if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering the property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

      8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment, which shall, in all cases, be positioned to distribute the weight and stand on supporting devices approved by Landlord. All damage done to the Building by taking in or putting out any property of Tenant, or done by Tenant's property while in the Building, shall be repaired at the expense of Tenant.

      9.  Corridor doors, when not in use, shall be kept closed.

     10. Tenant shall cooperate with Landlord's employees in keeping its Premises neat and clean. Tenant shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel. Landlord shall be in no way responsible to Tenant, its agents, employees or invitees for any loss of property from the Premises or public areas or for any damage to any property thereon from any cause whatsoever.

     11. To insure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to the Premises except by persons appointed or approved by Landlord in writing.

     12. Should Tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power in excess of standard office use or heating without Landlord's prior written permission.

     13. Tenant shall not make or permit any improper noises in the Building or otherwise interfere in any way with other tenants or persons having business with them.

     14. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No animals shall be brought into or kept in, on or about the Premises.

     15. No machinery other than standard office equipment shall be operated by Tenant in its Premises without the prior written consent of Landlord, nor shall Tenant use or keep in the Building any flammable or explosive fluid or substance.

     16. No portion of the Premises shall at any time be used or occupied as sleeping or lodging quarters.

     17. Landlord will not be responsible for money, jewelry or other personal property lost or stolen in or from the Premises or public areas regardless of whether such loss or theft occurs when the area is locked against entry or not.

     18. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be advisable for the safety, protection, care and cleanliness of the Building, the use and operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed.

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